EXHIBIT (d)(4)

SCITEX CORPORATION LTD.

Scitex 2001 Stock Option Plan
(as amended, 2003)

A. NAME AND PURPOSE

1.           Name: This plan, as amended from time to time, shall be known as the “Scitex 2001 Stock Option Plan” (the “Plan” which expression shall, where the context so permits, include any sub-plan of the Plan).

2.            Purpose:

    2.1        The purpose and intent of the Plan is to provide incentives to officers, employees, directors, consultants and contractors of Scitex Corporation Ltd., a company organized under the laws of the State of Israel (the “Company”), and of any Israeli or non-Israeli subsidiary or controlled entity of the Company (the “Subsidiaries”and individually a “Subsidiary”), by providing them with opportunities to purchase Ordinary Shares nominal value of $0.12 each of the Company (“Shares”), pursuant to the Plan or to a sub-plan or sub-plans approved from time to time by the Board of Directors of the Company (the “Board”) including a sub-plan or sub-plans which are designed to benefit from, and are made pursuant to, the provisions of Section 102 of the Israeli Income Tax Ordinance [New Version] 1961 (the “Income Tax Ordinance”) and the rules and regulations promulgated thereunder.

    2.2        It is the intention of the Company and the Subsidiaries that options granted under the Plan to US employees, if they are designated as “incentive stock options”, will qualify as “incentive stock options” under Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”). Such options are sometimes herein referred to as “Incentive Stock Options”. In the event of any ambiguity or conflict herein with respect to any options which are designated as Incentive Stock Options, the provisions hereof shall be so construed and applied as to give effect to such intention and to comply with the applicable provisions of the Code and the regulations thereunder, as the same may be amended from time to time. With regard to the grant to US employees of options not intended to qualify as an Incentive Stock Options, the Company and/or the relevant Subsidiary shall take such actions as may be necessary or appropriate under Section 422 of the Code, and the regulations thereunder, to ensure that such options are not treated as an Incentive Stock Option under the Code.

B. GENERAL TERMS AND CONDITIONS OF THE PLAN

3.            Administration:

    3.1        The Plan, and any sub-plans thereof, will be administered by the Board or, to the extent permitted by the Israel Companies Law 5759-1999 and the regulations thereunder (the “Companies Law”, which expression shall include any legislation or regulations amending or replacing the same), by a committee appointed by the Board (the “Committee”), which, if appointed, will consist of such number of directors of the Company as may be fixed, from time to time, by the Board. If a Committee is not appointed, the term Committee shall, wherever the context so permits, mean the Board. If a Committee is appointed, the Board shall nevertheless retain the right to act in place of the Committee. To the extent required by Rule 16b-3 of the Securities and Exchange Commission under the United States Securities Act of 1934, as amended, with respect to specific grants of options, the Plan shall be administered by a disinterested administrator or administrators within the meaning of said Rule 16b-3. The Board shall appoint the members of the Committee, may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused.

    3.2        The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions taken by a majority of the members of the Committee, at a meeting at which at least fifty per cent of its members are present, or acts reduced to, or approved in, writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a Secretary, shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

    3.3        Subject to the general terms and conditions of the Plan and the provisions of the Companies Law, the Committee shall have the full authority in its discretion, from time to time and at any time, to determine (i) the persons (“Grantees”) to whom options to purchase Shares (the “Options”) shall be granted, (ii) the number of Shares to be covered by each Option grant, (iii) the time or times at which the Options shall be granted, (iv) the price, schedule and conditions pursuant to which such Options may be exercised and on which such Shares shall be paid for, (v) whether the Options will be granted pursuant to Section 102 of the Income Tax Ordinance (“102 Options”) or any other specific legislation or regulation, (vi) whether the Options are to be designated and qualify as Incentive Stock Options and/or (vii) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan. In the event the Committee fails to determine whether or not any Options are 102 Options, then if the Grantee is an employee of the Company or one of the Subsidiaries in Israel, such Options shall, where permissible by law, be deemed to be 102 Options. To the extent that the Board may be precluded under the Companies Law, or otherwise, from delegating to a committee all or any of the rights, powers, authorities and duties herein bestowed upon the Committee, the same shall be vested in the Board, and the Committee shall have the authority to make recommendations to the Board on such matters.

    3.4        The Committee and the Board may, from time to time, adopt such rules and regulations for carrying out the Plan as it may deem necessary. No member of the Board or of the Committee shall be liable for any act or determination made in good faith with respect to the Plan or any Option granted thereunder.

    3.5        The interpretation and construction by the Committee of any provision of the Plan or sub-plans or of the terms of grant of any Option thereunder shall be final and conclusive unless otherwise determined by the Board.

4.            Eligible Grantees:

    4.1        The Committee and the Board, at their discretion, may grant Options under the Plan to any officer, employee, director, consultant or contractor of the Company or the Subsidiaries. Anything in the Plan to the contrary notwithstanding, where applicable, all grants of Options to directors and office holders shall be authorized and implemented only in accordance with the provisions of the Companies Law.

    4.2        The grant of an Option to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him or her from participating, in any other grant of Options pursuant to the Plan or any other share option plan of the Company or the Subsidiaries.

5.           Grant of Options and Issuance of Shares in Trust: Dividend and Voting Rights:

    5.1        Subject to Section 7.1 hereof, the effective date of the grant of an Option (the “Date of Grant”) shall be the date specified by the Committee or the Board in their determination relating to the award of such Option. The Company shall promptly give the Grantee written notice (the “Notice of Grant”) of the grant of an Option and may require the Grantee to enter into a Stock Option Agreement.

5.2

    (a)                    All 102 Options granted under the Plan shall be granted by the Company to a trustee designated by the Committee or the Board and approved by the Israeli Commissioner of Income Tax, and any other Options granted under the Plan may be granted by the Company to a trustee or trustees designated by the Committee or the Board (any trustees under the Plan is herein referred to as the “Trustee”), and the Trustee shall hold each such Options and the Shares issued upon exercise thereof in trust (the “Trust”) for the benefit of the Grantee in respect of whom such Options were granted (the “Beneficial Grantee”). All or any certificates representing Shares issued to the Trustee under the Plan shall be deposited with (or to the account of the Trustee), and shall be held by the Trustee until such time that such Shares are released from the Trust as herein provided.

    (b)               Anything herein to the contrary notwithstanding, no Options or Shares shall be released from the Trust until the latest of (i) in case of 102 Options – two (2) years after the Date of Grant, and (ii) earliest date when such Options may be exercised, as prescribed in the Notice of Grant pursuant to Section 7.2 hereof (such latest date being hereinafter referred to as the “Release Date”).

(c) Subject to the terms hereof, at any time after the Release Date with respect to any Options or Shares the following shall apply:

    (i)                      Upon the written request of any Beneficial Grantee, the Trustee shall release from the Trust the Options granted, and/or the Shares issued, on behalf of such Beneficial Grantee, by executing and delivering to the Company such instrument(s) as the Company may require, giving due notice of such release to such Beneficial Grantee, provided, however, that the Trustee shall not so release any such Options and/or Shares to such Beneficial Grantee unless the latter, prior to, or concurrently with, such release, provides the Trustee with evidence, satisfactory in form and substance to the Trustee, that all taxes, if any, required to be paid upon such release have, in fact, been paid.

    (ii)                      Alternatively, upon the written instructions of the Beneficial Grantee to sell any Shares issued upon exercise of Options, the Trustee shall use its reasonable efforts to effect such sale and shall transfer such Shares to the purchaser thereof concurrently with the receipt, or after having made suitable arrangements to secure the payment of the proceeds, of the purchase price in such transaction. The Trustee shall withhold from such proceeds any and all taxes and/or other mandatory payments required to be paid in respect of such sale, shall remit, or arrange for the remittance of, the amount so withheld to the Company or to the appropriate tax authorities and shall pay the balance thereof directly to the Beneficial Grantee, reporting to such Beneficial Grantee and to the Company the amount so withheld and payable to said tax authorities.

    (d)               All Shares issued upon the exercise of Options granted under the Plan shall entitle the Beneficial Grantee thereof to receive dividends with respect thereto. For so long as Shares issued to the Trustee on behalf of a Beneficial Grantee are held in the Trust, the dividends paid or distributed with respect thereto shall be remitted to the Trustee for the benefit of such Beneficial Grantee.

    (e)               For so long as Shares issued to the Trustee on behalf of a Beneficial Grantee, following the exercise of Options granted under the Plan, are held in the Trust, the Trustee shall not use the voting rights vested in any Shares and shall not exercise said rights in any way whatsoever, except in cases when, at its discretion and after consulting with the Company, the Trustee believes that the said rights should be exercised for the protection of the Beneficial Grantee as a minority among the Company’s shareholders.

    5.3        Subject to applicable law, Options, other than 102 Options, may be granted direct to a Grantee without a Trustee.

    5.4        In no event shall the aggregate fair market value (determined at the time the Options are granted) of the Shares for which Incentive Stock Options granted to any Grantee are exercisable for the first time by such Grantee during any calendar year (under all plans of the Company and the Subsidiaries) exceed US $100,000.

6.           Reserved Shares: The total number of Shares that may be subject to Options under this Plan and the Company’s Scitex 2003 Share Option Plan shall not exceed 1,900,000 in the aggregate, subject to adjustments as provided in Section 11 hereof. In place of issuing Shares not previously issued, the Company may, from time to time, utilize for the purposes of the Plan, Treasury Stock, acquired pursuant to a repurchase program, and held by a trustee in connection with an earlier key employee share incentive plan, to the extent to which such Treasury Stock can no longer be used for the benefit of grantees under the said earlier plan. All Shares under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall, for any reason, terminate, expire or otherwise cease to exist, shall again be available for grant through Options under the Plan.

7.            Grant of Options:

    7.1        The Committee in its discretion may, subject to such guidelines as shall be issued by the Board from time to time, grant to Grantees Options available under the Plan. 102 Options may be granted at any time after the later of: (a) the approval of the Plan by the shareholders of the Company, pursuant to Section 13.1 hereof and appointment of the Trustee approved by the appropriate income tax authorities; or (b) the passage of thirty (30) days following the delivery by the Company to the appropriate income tax authorities of a notice pertaining to the appointment of the Trustee and the adoption of the Plan.

    7.2        The Notice of Grant shall state, inter alia, the number of Shares covered thereby, the dates when the Options may be exercised, the exercise price, whether the Options granted thereby are 102 Options, whether such Options are intended to qualify as Incentive Stock Options, and such other specific terms and conditions of the Options as shall be prescribed at the time of the grant, provided that they are consistent with the Plan. Unless otherwise determined each Option shall initially be exercisable into one Share of the Company.

    7.3        Without derogating from the rights and powers of the Committee under Section 7.2 hereof, unless otherwise specified by the Committee or the Board, the Options shall be for a term of ten (10) years (five years in the case of an Incentive Stock Option granted to a Ten Percent Owner as defined in Section 8 hereof), and, unless determined otherwise by the Committee or the Board, the schedule pursuant to which such Options shall vest, and the Grantee thereof shall be entitled to pay for and (subject to the terms of grant of 102 Options) acquire the Shares, shall be such that the Options shall be fully vested on the first business day following the passing of three (3) years from the Date of Grant as follows: Thirty three percent (33 1/3%) of such Options shall vest on the first anniversary of the Adoption Date (the “Adoption Date” means the Date of Grant or any other date determined by the Committee or the Board for a given grant of Options) and thirty three percent (33 1/3%) of such Options shall vest on each of the second and third anniversaries of the Adoption Date. The vesting of an Option means, for the purpose of the Plan and its related instruments, the date on which the holder of an Option may first exercise the rights awarded pursuant to terms of the Option.

8.           Exercise Price: The exercise price per Share covered by each Option shall be determined by the Committee or the Board in its discretion in accordance with applicable law, subject to such guidelines (if any) as shall be issued by the Board from time to time; provided, however, that such exercise price shall not be less than the par value (if any) of the Share into which such Option is exercisable provided that such price per Share for any Options which are intended to qualify as Incentive Stock Options shall not be less than the fair market value per Share on the date of such grant, and provided further that in the case of a Grantee who, immediately prior to the grant of such Options, owns (directly or by attribution under Section 425(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of shares in (i) the Company or, (ii) any of the Subsidiaries (a “Ten Percent Owner”), such price shall be not less than 110% of such fair market value.

9.            Exercise of Options:

    9.1        Subject to any applicable law, Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan, except that an Options designated as an Incentive Stock Option shall not be exercisable within six months from the Date of Grant. The Committee or the Board shall have the right to accelerate the date of exercise of any grant; provided, however, that the exercise date of any Incentive Stock Option shall not be accelerated if such acceleration would violate the annual vesting limitation set forth in Section 5.4.

    9.2        The exercise of an Option shall be made by a written notice of exercise (the “Notice of Exercise”) delivered by the Grantee to the Company at its principal executive office (or such other place as may be determined by the Company and notified to the Grantee) and to the Trustee (with respect to Options held in the Trust), or, with respect to Options held in the Trust, delivered by the Trustee to the Company upon receipt by the Trustee of written instructions from the Beneficial Grantee, specifying the number of Shares to be purchased and accompanied by the payment therefor or specifying the payment arrangements to the satisfaction of the Company and the Trustee (with respect to Options held in the Trust), and containing such other terms and conditions as the Company shall prescribe from time to time.

    9.3        Anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 10 hereof, if any Option has not been exercised and the Shares covered thereby not paid for within ten (10) years after the Date of Grant (or any shorter period set forth in the Notice of Grant), such Option and the right to acquire such Shares shall terminate, all interests and rights of the Grantee in and to the same shall ipso facto expire, and, in the event that in connection therewith any Options are still held in the Trust as aforesaid, the Trust with respect thereto shall ipso factoexpire and the Trustee shall thereafter hold such Options in an unallocated pool until instructed by the Company that some or all of such Options are again to be held in trust for one or more Grantees.

    9.4        The Committee and the Board shall have the right, subject to any applicable law, to extend the right to exercise any Option beyond the period in which it would otherwise be exercisable, provided, however, that such extension of any Incentive Stock Option does not constitute the grant of a new Option for purposes of Section 422 of the Code. In no event, however, shall any Option or installment thereof be exercisable beyond the date which is ten years from the Date of Grant (five years in the case of a Grantee who is a Ten Percent Owner).

    9.5        Each payment for Shares shall be in respect of a whole number of Shares, and shall be effected in cash or by a bank’s check payable to the order of the Company, or such other method of payment acceptable to the Company.

10.            Termination of Employment:

    10.1        In the event that a Grantee who was an employee of the Company or one of the Subsidiaries on the Date of Grant of any Options ceases, for any reason, to be employed by the Company and any of the Subsidiaries, all Options theretofore granted to such Grantee when such Grantee was an employee of the Company or the Subsidiaries shall terminate as follows:

    (a)               If the Grantee should die while in the employ of the Company or one of the Subsidiaries, his or her estate, to the extent that it has acquired by will and/or by operation of law the rights of the deceased Grantee in connection with the purchase of any shares under the Plan, shall have, subject to the specific provisions, if any, of any relevant Sub-Plan, the right to exercise such rights of the deceased Grantee not theretofore exercised, to the same extent (but only to the extent) that the deceased Grantee could have done so had he or she survived and continued his or her employment with the Company or the Subsidiary.

    (b)               If the Grantee, while in the employ of the Company or one of the Subsidiaries, should be incapacitated by reason of accident or illness, or other cause approved by the Committee or the Board, and by virtue of such incapacity should, be rendered unable to continue to be so employed, the Committee or the Board shall have the right in its discretion, subject to the specific provisions, if any, of any relevant sub-plan, to permit such Grantee (or his or her guardian) to continue to enjoy rights under the Plan on such terms and conditions, with such limitations and subject to such requirements, as they may determine.

    (c)               If the Grantee ceases to be employed for any other reason, such Options shall be exercisable at any time until ninety (90) days from the cessation of the Grantee’s employment, to the same extent (but only to the extent) that such Options could have been exercised during or at the end of such ninety (90) day period had the Grantee continued his or her employment with the Company or a Subsidiary (but in no event after the expiration date of such Options), and shall thereafter terminate; provided, however, that if the Grantee dies within such period, such Options shall be exercisable by the Grantee’s legal representative, estate or other person to whom the Grantee’s rights are transferred by will or by laws of descent or distribution at any time until twelve months from the cessation of the Grantee’s employment (but in no event after the expiration date of such Options), and shall thereafter terminate.

    (d)               Notwithstanding the aforesaid in paragraph 10.1 (c) above, if the Grantee’s termination of employment is due to (i) breach of the Grantee’s duty of loyalty towards the Company or a Subsidiary, or (ii) breach of the Grantee’s duty of care towards the Company or a Subsidiary, or (iii) the Grantee has committed any flagrant criminal offense, or (iv) the Grantee has committed a fraudulent act towards the Company or a Subsidiary, or (v) the Grantee caused intentionally, by act or omission, any financial damage to the Company or a Subsidiary, all the Options whether vested or not shall ipso facto expire immediately and be of no legal effect.

    (e)               If a Grantee should retire, he or she shall, subject to the approval of the Committee or the Board, continue to enjoy such rights, if any, under the Plan and on such terms and conditions, with such limitations and subject to such requirements as the Committee in its discretion may determine.

    (f)               Whether the cessation of employment of a particular Grantee is for reason of “incapacity” for the purposes of paragraph 10.1(b) hereof or by virtue of “retirement” for purposes of paragraph 10.1(e) hereof, or is a termination of employment other than by reason of such incapacity or retirement, or is for reasons as set forth in paragraph 10.1(d) hereof, shall be finally and conclusively determined by the Committee or the Board in their discretion. Whether an authorized leave of absence on military, governmental or public service or otherwise, or termination of employment under certain conditions, shall constitute termination of employment for the purposes hereof shall be finally and conclusively determined by the Committee or the Board in their discretion.

    (g)               The transfer of a Grantee from the employ of the Company to the employ of a Subsidiary, or from the employ of a Subsidiary to the employ of the Company or another Subsidiary, shall not be deemed a termination of employment for purposes hereof.

    (h)               In the case of Options that are intended to be Incentive Stock Options, notwithstanding paragraphs 10.1(a), (b), (c) or (e), such Options may be exercised only within three months following the cessation of employment, provided that if employment is terminated by reason of death or “disability” (within the meaning of Section 22(e)(3) of the Code), then such Options may be exercised within one year following the cessation of employment.

    10.2        In the event that a Grantee that is a director of the Company (who is neither an officer nor employee of the Company) or a consultant or contractor of the Company or a Subsidiary, ceases, for any reason, to serve as such prior to the exercise of any of his or her Options pursuant to the provisions of his or her Notice(s) of Grant, all Options theretofore granted to such Grantee which are not yet so exercised shall terminate one month from the date of cessation of service as a director, consultant or contractor (“Date of Cessation”). For the purposes of this Section 10, Date of Cessation shall mean:

(a) with regard to directors, the date on which a director ceases to be a Director of the Company; and

    (b)               with regard to consultants and contractors, the date on which the consulting or contractor agreement between such consultant or contractor, as applicable, and the Company and/or a Subsidiary terminates or the date on which either of the parties to such agreement sends the other notice of its intention to terminate said agreement.

    10.3        Notwithstanding the foregoing provisions of this Section 10, the Committee or the Board may provide, either at the time an Option is granted or thereafter, that such Option may be exercised after the periods provided for in this Section 10, but in no event beyond the term of the Option.

11.            Adjustment Upon Changes in Capitalization:

    11.1        Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Shares covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares or the payment of a stock dividend (bonus shares) with respect to the Shares or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

    11.2        If, upon a Merger or Sale of all of the Company’s assets (as hereinafter defined), the consideration received (the “Consideration”) shall be the exchange of the securities of the Company for the securities of another corporation or a parent or subsidiary of such other corporation (each, an “Other Entity”), then, each Option shall, at the sole and absolute discretion of the Board and without the requirement of any approval by the Grantees under the Plan, either:

(a) be substituted for options to purchase shares of the Other Entity, and appropriate adjustments shall be made in the exercise price per share to reflect such exchange; or

    (b)               be assumed by the Other Entity such that the Grantee may exercise the Options for such number of shares of the Other Entity or amount of other securities thereof, and appropriate adjustments shall be made in the purchase price per share to reflect such exchange.

        Anything herein to the contrary notwithstanding, the provisions of this Section 11.2 shall be subject to all the terms and provisions of the Plan remaining in full force and effect.

12.     Non- Transferability:

        No Option shall be assignable or transferable by the Grantee to whom granted, otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Grantee only by such Grantee or by such Grantee’s guardian or legal representative. At the request of a Grantee, (or of the Trustee on behalf of a Beneficial Grantee), subject to any applicable law, Shares purchased upon the exercise of an Option may be issued in, or transferred into, the name of the Grantee and another person jointly with the right of survivorship or in the name (or for the account) of a broker or bank either for the sole account of the Grantee or for the account of the Grantee jointly with another person. The terms of such Option shall be binding upon the Trustee, beneficiaries, executors, administrators, heirs and successors of such Grantee.

13.            Term and Amendment of the Plan:

    13.1        The Plan was approved by the Audit Committee of the Company on November 5, 2001 and adopted by the Board on November 6, 2001 (subject to approval by shareholders of the Company, given on December 31, 2001), and shall expire on November 5, 2011 (except as to Options outstanding on that date), but such expiration shall not affect the provisions contained herein or in any applicable law with respect to the Options and Shares held in the Trust at such time of expiration.

    13.2        Subject to applicable laws, the Board may, at any time and from time to time, terminate or amend the Plan in any respect except that, without the prior approval of the shareholders of the Company: (i) the total number of Shares which may be issued under the Plan may not be increased (except by adjustment pursuant to Section 11 hereof); (ii) the provisions of Section 4 regarding eligibility may not be modified; (iii) the provisions of Section 8, regarding the exercise price at which shares may be offered pursuant to Incentive Stock Options and the U.S. $100,000 per Grantee annual limitations in respect of Incentive Stock Options, may not be modified (except by adjustment pursuant to Section 11 hereof); and (iv) the expiration date of the Plan may not be extended. In no event may any action of the Company or any of the Subsidiaries impair the rights of a Grantee, without his or her consent, under any Option previously granted to him or her.

14.            Tax Consequences:

    14.1        All tax consequences and obligations regarding any other compulsory payments arising from the grant or exercise of any Option, from the payment for, or the subsequent disposition of, Shares covered thereby or from any other event or act (of the Company or the Grantee) hereunder, shall be borne solely by the Grantee, and the Grantee shall indemnify the Company and, where applicable, the Trustee and hold them harmless against and from any and all liability for any such tax or other compulsory payment, or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax or other compulsory payment from any payment made to the Grantee.

    14.2        Without derogating from the generality of the foregoing, a Grantee who is a resident or citizen of the United States or otherwise subject to United States income tax understands and acknowledges that any disposition of Shares acquired under an Incentive Stock Option occurring prior to the later of (i) two years from the date of grant of said Options and (ii) one year from the date of exercise of said Options, may result in the recognition of taxable ordinary income by the Grantee. If such Grantee is an employee of any of the Subsidiaries incorporated under the laws of a state in the United States or otherwise subject to United States taxation (hereinafter a “U.S. Subsidiary”), such disposition may also result in a tax deductible expense on the part of such U.S. Subsidiary. Such Grantee undertakes to advise such U.S. Subsidiary at once if he or she disposes of any Shares acquired pursuant to the terms of any such Options during said one- or two-year period, or during such other period established by applicable law in which the disposition of such Shares may result in tax consequences to such U.S. Subsidiary.

    14.3        In accordance with Section 3402(a) of the Code, a U.S. Subsidiary will, upon exercise of a non-Incentive Stock Option by a Grantee who is a resident or citizen of the United States or otherwise subject to United States income tax, require such Grantee to pay withholding taxes in respect of the amount that is considered compensation includible in such Grantee’s gross income. At the election of such Grantee, such U.S. Subsidiary and/or the Company may withhold from such Grantee upon the exercise of a non-Incentive Stock Option an amount of Shares the fair market value of which (on the date of exercise of the option) is sufficient to satisfy such Grantee’s withholding tax liabilities.

15.            Agreement to Purchase for Investment:

    15.1        By his or her exercise of an Option hereunder, the Grantee acknowledges that the sale of the shares acquired by him or her under the Plan is subject to limitations under the United States Securities Laws and agrees that any Shares purchased thereunder are being purchased for investment and not with a view to their distribution, as that term is used in the United States Securities Act of 1933, as amended, unless in the opinion of counsel to the Company, such distribution is in compliance with or exempt from the registration and prospectus requirements of that Act; and, if required by the Company, the Grantee agrees to sign a certificate to that effect at the time or times he or she exercises the Option. The Company does not obligate itself to register the shares under the United States Securities Act of 1933, as amended.

    15.2        The Company may place a legend on any share certificate delivered to the Grantee to the effect that such Shares were acquired pursuant to an investment representation without registration of the shares and are subject to restrictions under this Section 15.

16.            Miscellaneous:

    16.1        Continuance of Employment. Neither the Plan nor the grant of an Option thereunder shall impose any obligation on the Company or the Subsidiaries to continue the employment of any Grantee, and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Grantee any right to continue in the employ of the Company or the Subsidiaries, or restrict the right of the Company or the Subsidiaries to terminate such employment at any time.

    16.2        Governing Law. The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the jurisdiction whose laws govern the terms of employment of the Grantee.

    16.3        Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to Options granted under the Plan will be used for general corporate purposes of the Company.

    16.4        Multiple Agreements. The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. A given Grantee may be granted more than one grant of Options during the term of the Plan, either in addition to, or in substitution for, one or more grants of Options previously granted to that Grantee. The grant of multiple Options may be evidenced by a single Notice of Grant or multiple Notices of Grant, as may be determined at the time of the grant.

    16.5        Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.